                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
July 24, 2003

Contact:          John Breed
                  Director, Media and Government Relations
                  (713) 209-8835


                COOPER INDUSTRIES REPORTS SECOND-QUARTER RESULTS
          Revenues and segment operating earnings improve sequentially

HOUSTON, TX, July 24, 2003 - Cooper Industries, Ltd. (NYSE:CBE) today reported second-quarter 2003 net income of $72.4 million, or $.78 per share (diluted), compared with net income of $73.9 million, or $.78 per share, for the second quarter of 2002. As anticipated, second-quarter 2003 net income includes $8.6 million, or $.09 per share, after tax, for the reversal of an accrual related to the Company's 2001 review of strategic alternatives. During the 2003 second quarter, the Company also concluded that no income would be recognized from an agreement related to the 1993 initial public offering of a subsidiary. In the 2002 second quarter, pretax income from this agreement was approximately $3 million.

         Revenues for the 2003 second quarter were $1.01 billion, compared with $1.00 billion for the same period in 2002. Operating earnings for the second quarter 2003 were $99.3 million, compared with $106.8 million for the 2002 second quarter. The effective tax rate for the 2003 second quarter was 20 percent, excluding the impact of the reversal of the accrual related to the Company's 2001 review of strategic alternatives.

         "Like others serving our markets, we continued to face considerable economic headwinds during the second quarter," said H. John Riley, Jr., chairman, president and chief executive officer. "Commercial and industrial construction persisted at disappointingly low levels, and manufacturing activity overall showed few signs of improvement. Given this environment, we were pleased to report sequentially improved revenues and segment operating margins for the quarter. This is a solid indication that we continue to perform well in a very difficult end-user market environment and that we are realizing improved results from our market penetration and productivity improvement initiatives.

COOPER INDUSTRIES, LTD.                                                  PAGE 2



         "We also continued to strengthen our financial position during the quarter. Free cash flow for the second quarter was $115.9 million, and we are on target to meet or exceed our $275 million free-cash-flow objective for 2003. Our debt-to-total-capitalization ratio on June 30, 2003, was 38.6 percent. Taking into account $169 million of cash on hand at quarter-end, this ratio would have been 35.4 percent," said Riley.

         Earnings per share for the first half of 2003 were $1.39, compared with $1.30 for the same period in 2002. Net income for the first six months of 2003 was $129.0 million, compared with $122.7 million for the first six months of last year. Revenues for the first half of 2003 were $1.97 billion, compared with $1.98 billion for the same period in 2002. Operating earnings in the first half of 2003 were $190.1 million, compared with $195.2 million for the 2002 first half. Here again, the Company's effective tax rate for the first half of 2003 was 20 percent, excluding the impact of the reversal of the accrual related to the Company's 2001 review of strategic alternatives.


                                 SEGMENT RESULTS

         Second-quarter 2003 revenues from the ELECTRICAL PRODUCTS segment were $839.0 million, compared with $843.3 million for the 2002 second quarter. The weakened U.S. dollar increased reported revenues for the segment by approximately 2 percent. Operating earnings for the segment in the 2003 second quarter were $109.2 million, compared with $107.9 million for the same period last year. Second-quarter 2003 operating margins were 13.0 percent, compared to
12.8 percent in the 2002 second quarter, and much improved from 12.5 percent in the first quarter of 2003.

         The Company saw double-digit growth in retail channel sales during the quarter, particularly in residential lighting products, as "big box" chains continued to expand their market coverage. However, persistent weakness in the Company's key industrial and commercial construction markets negatively impacted almost all of the Company's other electrical products businesses. Revenues of the Company's hazardous-duty products continue to be impacted by sluggish petrochemical project activity. Lower revenues of power transmission and distribution equipment resulted from the uncertainty which lingers in utility markets. Revenues in the Company's European lighting and security business grew nearly 11 percent as a result of currency translation.

         Year-to-date 2003 revenues for the Electrical Products segment were $1.64 billion, compared with $1.66 billion for the same period in 2002. Operating earnings for the segment for the first half of 2003 were $209.5 million, compared with $199.7 million for the same period last year.

         Second-quarter 2003 revenues from the TOOLS & HARDWARE segment increased 9 percent to $171.9 million from $157.9 million in the same period last year. This was driven by international shipments of power tools and assembly equipment. However, North American industrial, automotive and commercial

COOPER INDUSTRIES, LTD.                                                  PAGE 3



aircraft markets remained weak in the quarter. Currency translation increased second-quarter 2003 revenues by approximately 5 percent.

         Operating earnings for the segment in the 2003 second quarter were $7.0 million, compared with $4.0 million for the same period last year. Operating margins in the 2003 second quarter were 4.1 percent, compared with 2.5 percent for the 2002 second quarter.

         Revenues during the first half of 2003 in the Tools & Hardware segment were $325.5 million, compared with $313.4 million during the first six months of 2002. Operating earnings in the segment in the 2003 first half were $13.5 million, compared with $9.3 million for the first half of last year.


         "We made very solid progress during the second quarter in implementing our important programs to boost profitability, control costs and increase market share," said Riley. "Our Cooper Connection program continues to gain traction as many existing and new customers recognize the numerous benefits of our brand scope and our ongoing product innovations. The development of our Company-wide Enterprise Business System is under way. We expect to achieve significant productivity gains as we enhance transparency across our businesses and capture the benefits of our breadth and scale. We also are continuing our disciplined approach to cost management throughout all of our operations and are on target with our previously announced plans to appropriately size manufacturing capacity to marketplace demands. We expect to realize the increasing benefits from this activity as the year progresses. We continue to invest in these and other key programs that will generate significant operational improvements and enhance our global presence.

COOPER INDUSTRIES, LTD.                                                  PAGE 4



                                     OUTLOOK

         "Despite the persistently negative economic environment, our sales have held up reasonably well year-to-date. Though we are encouraged that some economists are now predicting that the manufacturing sector of the nation's economy is about to begin a period of slow, steady improvement, we remain cautious about the near-term outlook for our markets. As a result, we estimate that third-quarter 2003 earnings will be in the range of $.73 to $.77 per share, and that 2003 annual earnings will be in the range of $2.80 to $2.85 per share. It should be noted that these projections do not include any income from the agreement related to the 1993 initial public offering of a subsidiary, which in 2002 contributed income of $.08 per share. Additionally, our projection for the year excludes the $.09 restructuring accrual reversal included in our second-quarter results."


         Cooper Industries, Ltd., with 2002 revenues of $4.0 billion, is a global manufacturer of electrical products and tools and hardware. Incorporated in Bermuda, the Company's administrative headquarters are in Houston, Texas. Cooper has more than 28,000 employees serving more than 100 locations around the world, and sells products to customers in more than 50 countries. For more information, visit the Company's Internet site, www.cooperindustries.com.


         Comparisons of 2003 and 2002 second-quarter and year-to-date results appear on the following pages.


         Statements in this news release are forward-looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company's earnings outlook. These statements are subject to various risks and uncertainties, many of which are outside the control of the Company, and actual results may differ materially from anticipated results. Important factors which may affect the actual results include, but are not limited to: 1) competitive pressures and future global economic conditions, including the level of market demand for the Company's products; 2) the rate at which benefits are realized from cost-reduction programs recently completed, currently under way or to be initiated in the near future; 3) changes in the tax laws, tax treaties or tax regulations; 4) the timing and amount of share repurchases by the Company; 5) the resolution of potential liability exposure resulting from Federal-Mogul Corporation's bankruptcy filing; and 6) the timing and amount of income, if any, to be recognized from the agreement related to the 1993 initial public offering of a subsidiary.

COOPER INDUSTRIES, LTD.                                                  PAGE 5



         Further information regarding these and other risk factors is set forth in Cooper's filings with the Securities and Exchange Commission, including Cooper's Annual Report on Form 10-K.


         Cooper also will hold a conference call at 12:00 p.m. (Eastern) today to provide shareholders and other interested parties an overview of the Company's second-quarter financial performance. Those interested in hearing the conference call may listen via telephone by dialing (800) 706-6239, or over the Internet through the Investor Center section of the Company's Internet site. International callers should dial (706) 679-0660. No confirmation or pass code will be needed for the live briefing by telephone. Cooper suggests that listeners using the Internet option should access the Company's Internet site well in advance of the webcast to download and install any necessary audio software.


         A replay briefing will be available by telephone until 11:00 p.m. (Eastern) on July 30, 2003, and over the Internet through August 6, 2003. The telephone number to access the replay is (800) 642-1687, and the access code number is 1478430. International callers should dial (706) 645-9291, and use the same access code to hear the replay.


         The call may include non-GAAP financial measures. Cooper will post a reconciliation of those measures to the most directly comparable GAAP measures in the Investor Center section of the Company's Internet site under the heading "Management Presentations."

                       CONSOLIDATED RESULTS OF OPERATIONS

                                              Quarter Ended June 30,
                                           ---------------------------
                                              2003              2002
                                           ---------         ---------
                                          (in millions where applicable)

Revenues                                   $ 1,010.9         $ 1,001.2

Cost of sales                                  716.7             716.6
Selling and administrative expenses            194.9             177.8
                                           ---------         ---------
Operating earnings                              99.3             106.8

Restructuring                                  (14.3)               --
Interest expense                                19.5              17.4
                                           ---------         ---------

       Income Before Income Taxes               94.1              89.4
Income taxes                                    21.7              15.5
                                           ---------         ---------
       Net Income                          $    72.4         $    73.9
                                           =========         =========

Net Income Per Common Share:
       Basic                               $     .79         $     .79
                                           =========         =========
       Diluted                             $     .78         $     .78
                                           =========         =========

Shares Utilized in Computation
   of Income Per Common Share:
       Basic                               92.2 million      93.4 million
       Diluted                             92.7 million      94.4 million


                             PERCENTAGE OF REVENUES

                                              Quarter Ended June 30,
                                           ---------------------------
                                              2003              2002
                                           ---------         ---------

Revenues                                       100.0%            100.0%
Cost of sales                                   70.9%             71.6%
Selling and administrative expenses             19.3%             17.8%
Operating earnings                               9.8%             10.7%
Income Before Income Taxes                       9.3%              8.9%
Net Income                                       7.2%              7.4%









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
                 CONSOLIDATED RESULTS OF OPERATIONS (CONTINUED)

              ADDITIONAL INFORMATION FOR THE QUARTER ENDED JUNE 30

                               SEGMENT INFORMATION

                                     Quarter Ended June 30,
                                   -------------------------
                                     2003             2002
                                   --------         --------
                                         (in millions)
Revenues:
   Electrical Products             $  839.0         $  843.3
   Tools & Hardware                   171.9            157.9
                                   --------         --------
       Total                       $1,010.9         $1,001.2
                                   ========         ========

Segment Operating Earnings:
   Electrical Products             $  109.2         $  107.9
   Tools & Hardware                     7.0              4.0
                                   --------         --------
       Total                          116.2            111.9

General Corporate expense              16.9              5.1
Restructuring                         (14.3)              --
Interest expense                       19.5             17.4
                                   --------         --------
Income Before Income Taxes         $   94.1         $   89.4
                                   ========         ========

                                     Quarter Ended June 30,
                                   -------------------------
                                     2003             2002
                                   --------         --------

Return on Sales:
   Electrical Products                 13.0%            12.8%
   Tools & Hardware                     4.1%             2.5%
       Total Segments                  11.5%            11.2%



                NET INCOME AND EARNINGS PER SHARE RECONCILIATION

                                                               Net Income Per
                                       Net Income           Diluted Common Share
                                   ------------------       --------------------
                                    2003         2002         2003         2002
                                   -----        -----        -----        -----
                                            (in millions where applicable)

Income before restructuring        $63.8        $73.9        $ .69        $ .78
Restructuring                        8.6           --          .09           --
                                   -----        -----        -----        -----

Net Income                         $72.4        $73.9        $ .78        $ .78
                                   =====        =====        =====        =====









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
                       CONSOLIDATED RESULTS OF OPERATIONS



                                            Six Months Ended June 30,
                                           ---------------------------
                                              2003              2002
                                           ---------         ---------
                                          (in millions where applicable)

Revenues                                   $ 1,968.7         $ 1,976.2

Cost of sales                                1,391.4           1,418.0
Selling and administrative expenses            387.2             363.0
                                           ---------         ---------
Operating earnings                             190.1             195.2

Restructuring                                  (14.3)               --
Interest expense                                39.6              34.3
                                           ---------         ---------

       Income Before Income Taxes              164.8             160.9
Income taxes                                    35.8              38.2
                                           ---------         ---------
       Net Income                          $   129.0         $   122.7
                                           =========         =========

Net Income Per Common Share:
       Basic                               $    1.40         $    1.31
                                           =========         =========
       Diluted                             $    1.39         $    1.30
                                           =========         =========

Shares Utilized in Computation
   of Income Per Common Share:
       Basic                               92.1 million      93.6 million
       Diluted                             92.6 million      94.5 million


                             PERCENTAGE OF REVENUES

                                            Six Months Ended June 30,
                                           ---------------------------
                                              2003              2002
                                           ---------         ---------

Revenues                                       100.0%            100.0%
Cost of sales                                   70.7%             71.8%
Selling and administrative expenses             19.7%             18.4%
Operating earnings                               9.7%              9.9%
Income Before Income Taxes                       8.4%              8.1%
Net Income                                       6.6%              6.2%









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
                 CONSOLIDATED RESULTS OF OPERATIONS (CONTINUED)

             ADDITIONAL INFORMATION FOR THE SIX MONTHS ENDED JUNE 30

                               SEGMENT INFORMATION

                                                 Six Months Ended June 30,
                                                --------------------------
                                                  2003              2002
                                                --------          --------
                                                      (in millions)
Revenues:
   Electrical Products                          $1,643.2          $1,662.8
   Tools & Hardware                                325.5             313.4
                                                --------          --------
       Total                                    $1,968.7          $1,976.2
                                                ========          ========

Segment Operating Earnings:
   Electrical Products                          $  209.5          $  199.7
   Tools & Hardware                                 13.5               9.3
                                                --------          --------
       Total                                       223.0             209.0

General Corporate expense                           32.9              13.8
Restructuring                                      (14.3)               --
Interest expense                                    39.6              34.3
                                                --------          --------
Income Before Income Taxes                      $  164.8          $  160.9
                                                ========          ========

                                                 Six Months Ended June 30,
                                                --------------------------
                                                   2003              2002
                                                ---------         ---------
Return on Sales:
   Electrical Products                              12.7%             12.0%
   Tools & Hardware                                  4.1%              3.0%
       Total Segments                               11.3%             10.6%



                NET INCOME AND EARNINGS PER SHARE RECONCILIATION

                                                                  Net Income Per
                                        Net Income             Diluted Common Share
                                   --------------------        --------------------
                                    2003          2002          2003          2002
                                   ------        ------        ------        ------
                                            (in millions where applicable)

Income before restructuring        $120.4        $122.7        $ 1.30        $ 1.30
Restructuring                         8.6            --           .09            --
                                   ------        ------        ------        ------

Net Income                         $129.0        $122.7        $ 1.39        $ 1.30
                                   ======        ======        ======        ======










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
                           CONSOLIDATED BALANCE SHEETS
                                  (PRELIMINARY)

                                                                      June 30,      December 31
                                                                      --------      -----------
                                                                        2003           2002
                                                                      --------      -----------
                                         ASSETS                             (in millions)

Cash and cash equivalents                                             $  168.9         $  302.0
Receivables                                                              764.6            706.7
Inventories                                                              611.3            580.5
Deferred income taxes and other current assets                           136.8             99.8
                                                                      --------         --------
         Total current assets                                          1,681.6          1,689.0
                                                                      --------         --------
Property, plant and equipment, less accumulated depreciation             729.5            750.2
Goodwill                                                               2,024.6          1,996.2
Deferred income taxes and other noncurrent assets                        192.1            252.5
                                                                      --------         --------
         Total assets                                                 $4,627.8         $4,687.9
                                                                      ========         ========

                          LIABILITIES AND SHAREHOLDERS' EQUITY

Short-term debt                                                       $    8.5         $    4.1
Accounts payable                                                         312.5            312.2
Accrued liabilities                                                      433.3            489.4
Current maturities of long-term debt                                       3.5            153.8
                                                                      --------         --------
         Total current liabilities                                       757.8            959.5
                                                                      --------         --------
Long-term debt                                                         1,301.9          1,280.7
Postretirement benefits other than pensions                              185.1            189.1
Other long-term liabilities                                              293.1            256.2
                                                                      --------         --------
         Total liabilities                                             2,537.9          2,685.5
                                                                      --------         --------
Common stock                                                               0.9              0.9
Capital in excess of par value                                           435.2            422.7
Retained earnings                                                      1,808.7          1,744.2
Accumulated other nonowner changes in equity                            (154.9)          (165.4)
                                                                      --------         --------
         Total shareholders' equity                                    2,089.9          2,002.4
                                                                      --------         --------
         Total liabilities and shareholders' equity                   $4,627.8         $4,687.9
                                                                      ========         ========



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
                     RATIOS OF DEBT-TO-TOTAL CAPITALIZATION
                      AND NET DEBT-TO-TOTAL CAPITALIZATION

                                                June 30,          Dec. 31,
                                                --------          --------
                                                  2003              2002
                                                --------          --------
                                                      (in millions)
Short-term debt                                 $    8.5          $    4.1
Current maturities of long-term debt                 3.5             153.8
Long-term debt                                   1,301.9           1,280.7
                                                --------          --------
Total debt                                       1,313.9           1,438.6
Total shareholders equity                        2,089.9           2,002.4
                                                --------          --------
Total capitalization                            $3,403.8          $3,441.0
                                                ========          ========

Total debt-to-total-capitalization ratio            38.6%             41.8%

Total debt                                      $1,313.9          $1,438.6
Less cash and cash equivalents                    (168.9)           (302.0)
                                                --------          --------
Net debt                                        $1,145.0          $1,136.6
                                                ========          ========
Total capitalization                            $3,403.8          $3,441.0
Less cash and cash equivalents                    (168.9)           (302.0)
                                                --------          --------
Total capitalization net of cash                $3,234.9          $3,139.0
                                                ========          ========

Net debt-to-total-capitalization ratio              35.4%             36.2%














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
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (PRELIMINARY)

                                                                           Six Months Ended
                                                                               June 30,
                                                                        ----------------------
                                                                          2003          2002
                                                                        -------        -------
                                                                             (in millions)
Cash flows from operating activities:
   Net income                                                           $ 129.0        $ 122.7
   Adjustments to reconcile to net cash provided by
       Operating activities:
     Depreciation and amortization                                         61.8           60.7
     Deferred income taxes                                                 61.7           18.0
     Restructuring charge payments                                        (11.1)         (19.5)
     Changes in assets and liabilities: (1)
        Receivables                                                       (40.3)         (14.2)
        Inventories                                                       (17.6)          58.1
        Accounts payable and accrued liabilities                          (50.3)         (60.8)
        Other assets and liabilities, net                                 (15.1)          22.0
                                                                        -------        -------
             Net cash provided by operating activities                    118.1          187.0
                                                                        -------        -------
Cash flow from investing activities
   Capital expenditures                                                   (33.9)         (27.8)
   Cash paid for acquired businesses                                         --           (1.1)
   Proceeds from sales of property, plant and equipment and other           5.9            4.1
                                                                        -------        -------
             Net cash used in investing activities                        (28.0)         (24.8)
                                                                        -------        -------
Cash flows from financing activities
   Proceeds from issuances of debt                                          4.3          333.3
   Repayments of debt                                                    (167.2)        (334.0)
   Debt issuance costs                                                       --           (2.1)
   Dividends                                                              (64.5)         (65.3)
   Acquisition of treasury shares                                            --          (37.9)
   Subsidiary purchase of parent shares                                    (5.4)            --
   Activity under employee stock plans and other                            2.1            2.3
                                                                        -------        -------
             Net cash used in financing activities                       (230.7)        (103.7)
                                                                        -------        -------
Effect of exchange rate changes on cash and cash equivalents                7.5           (1.8)
                                                                        -------        -------
Increase (decrease) in cash and cash equivalents                         (133.1)          56.7
Cash and cash equivalents, beginning of period                            302.0           11.5
                                                                        -------        -------
Cash and cash equivalents, end of period                                $ 168.9        $  68.2
                                                                        =======        =======

----------

(1)      Net of the effects of translation.

                         FREE CASH FLOW RECONCILIATION

                                                                           Three Months Ended
                                                                                June 30,
                                                                         ---------------------
                                                                          2003           2002
                                                                         ------         ------
Net cash provided by operating activities                                $128.4         $141.2
Less capital expenditures                                                 (14.5)         (13.3)
Add proceeds from sales of property, plant
   and equipment and other                                                  2.0            4.3
                                                                         ------         ------
Free cash flow                                                           $115.9         $132.2
                                                                         ======         ======

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